Exhibit 10.12

EXECUTION VERSION

JPMorgan Chase Bank, National Association

P.O. Box 161

60 Victoria Embankment

London EC4Y 0JP

England

To: Textron Inc.
40 Westminster Street
Providence, RI 02903
Attention: Chief Financial Officer
Telephone No.:	(401) 421-2800
Facsimile No.:	(401) 457-3533

Re:                             Additional Issuer Warrant Transaction Reformation Agreement (this “Reformation Agreement”)

WHEREAS, Textron Inc. (the “Company”) and JPMorgan Chase Bank, National Association, London Branch (“Bank”), represented by J.P. Morgan Securities Inc. as its agent, entered into the Additional Issuer Warrant Transaction (the “Transaction”)  pursuant to a letter agreement dated April 30, 2009 (the “Confirmation”) with the mutual understanding that the Confirmation would not require approval of the Company’s shareholders under the rules of the New York Stock Exchange (the “NYSE”);

WHEREAS, the Company’s counsel has subsequently been informed by representatives of the NYSE that approval of the Company’s shareholders may be required if the Company elects to settle the Transaction pursuant to Section 9(o)(i) of the Confirmation; and

WHEREAS, the parties wish to reform the Confirmation to reflect their mutual intention and to avoid any doubt that settlement of the Transaction pursuant to Section 9(o)(i) of the Confirmation does not require approval of the Company’s shareholders under the rules of the NYSE;

NOW THEREFORE, the parties agree as follows:

1.                                      As of the “Trade Date” (as defined in the Confirmation), the definition of “Maximum Amount” in Section 9(o)(i) of the Confirmation shall be “1.45 times the Number of Shares,” and all references in the Confirmation to the “Maximum Amount” shall be references to the “Maximum Amount” as so defined.

2.                                      Except as set forth in Section 1 above, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

3.                                      This Reformation Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

4.                                      The provisions of this Reformation Agreement shall be governed by New York law (without reference to choice of law doctrine).

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Reformation Agreement and returning it to EDG Confirmation Group, J.P. Morgan Securities Inc., 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax to (212) 622 8519.

Very truly yours,

J.P. MORGAN SECURITIES INC., as agent for JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

		By:	/s/ Jeffrey Zajkowski
Authorized Signatory
Name: Jeffrey Zajkowski

Accepted and confirmed:

TEXTRON INC.

By:	/s/ Mary F. Lovejoy
Authorized Signatory
Name: Mary F. Lovejoy

Date: May 4, 2009